FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Massachusetts Municipal Trust

Fund	Fidelity Massachusetts Municipal Income Fund
Trade Date	10/12/12
Settle Date	10/30/12
Security Name	MASS SCH BLDNG AUTH 5% 8/15/27
CUSIP	576000NR0
Price	122.858
Transaction Value	$ 12,285,800
Class Size	$597,635,000
% of Offering	1.673%
Underwriter Purchased From	Jefferies
Underwriting Members: (1)	Jefferies
Underwriting Members: (2)	Citigroup
Underwriting Members: (3)	J.P. Morgan
Underwriting Members: (4)	Barclays
Underwriting Members: (5)	BofA Merrill Lynch
Underwriting Members: (6)	Morgan Stanley
Underwriting Members: (7)	Ramirez & Co., Inc.
Underwriting Members: (8)	Corby Capital Markets, Inc.
Underwriting Members: (9)	Edward Jones
Underwriting Members: (10)	Fidelity Capital Markets
Underwriting Members: (11)	Janney Montgomery Scott
Underwriting Members: (12)	Loop Capital Markets
Underwriting Members: (13)	M.R.Beal & Company
Underwriting Members: (14)	Piper Jaffray & Co.
Underwriting Members: (15)	Raymond James Morgan Keegan
Underwriting Members: (16)	RBC Capital Markets
Underwriting Members: (17)	Siebert Brandford Shank & Co.,LLC
Underwriting Members: (18)	Stern Brothers & Co.
Underwriting Members: (19)	Stifel, Nicolaus & Company, Incorporated
Underwriting Members: (20)	Wells Fargo Securities